Exhibit 99.1

PROXY

FNB BANCORP

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [    ], 2019

THIS REVOCABLE PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF FNB BANCORP

The undersigned shareholder of FNB Bancorp, a Utah corporation (the “Company”), hereby appoints [                    ], [                    ], and [                    ], each in his/her individual capacity, to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held on [                    ], 2019, at [        ] [    ].m. Mountain Time, at [                    ], Layton, Utah [                    ], and any adjournment or postponement thereof, and to vote all of the shares of common stock, no par value per share, that the undersigned would be entitled to vote if personally present upon the following items and to vote according to his/her discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.

Approval of the Merger Agreement. The approval of the Plan and Agreement of Merger, dated as of January 16, 2019, among the Company, The First National Bank of Layton, Glacier Bancorp, Inc., and Glacier Bank (“Merger Agreement”) as described in the Proxy Statement/Prospectus, dated [                    ], 2019.

☐ For	☐ Against	☐ Abstain

2.

Approval of the Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the Merger Agreement.

☐ For	☐ Against	☐ Abstain

The undersigned hereby ratifies and confirms all that said proxy, or his/her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus.

This Proxy will be voted as specified by you above, or, if no choice is specified, this Proxy will be voted “For” the proposals set forth above.

Please sign exactly as your name appears on the label affixed to this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please provide name of entity and name and capacity of the person signing on behalf of such entity.

Dated: [    ], 2019

	If an Individual:	If a Trust or Entity:

Signature:
(name of trust/entity)

Signature:		Signature:	,
(If held jointly)
		As:	,
(capacity)
		Signature:	,

		As:	,
(capacity)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.